Exhibit 99.1

AUDIT COMMITTEE CHARTER

of the Audit Committee of the Board of Directors

of Cygne Designs, Inc.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cygne Designs, Inc., a Delaware corporation (the “Company”).

I. PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements and accounting reporting processes, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s independent registered public accounting firm’s qualifications and independence and (4) the performance of the Company’s internal audit function, if any; (b) retain and terminate the Company’s independent registered public accounting firm; (c) approve audit and non-audit services to be performed by the independent registered public accounting firm; and (d) perform such other functions as the Board may from time to time assign to the Committee. The Committee shall also prepare the report required by the U.S. Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement or Form 10-K In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent registered public accounting firm and other advisors, the internal auditors, if any, and management of the Company.

II. COMPOSITION

The Committee shall be composed of at least three, but not more than six, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and The Nasdaq Stock Market (“Nasdaq”). The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise and be designated an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent registered public accounting firm and the manager of the internal audit, if any.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the Nasdaq. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation and Stock Option Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III. MEETINGS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent registered public accounting firm or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors, if any, and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent registered public accounting firm and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

IV. RESPONSIBILITIES OF THE COMMITTEE

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.	Oversight of the Financial Reporting Processes

1.	In consultation with the independent registered public accounting firm and the internal auditors, if any, review the integrity of the organization’s financial reporting processes, both internal and external.

2.	Review and approve all related-party transactions.

3.	Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

4.	Annually review major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

5.	Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6.	Meet at least quarterly with the chief financial officer, the internal auditors, if any, and the independent registered public accounting firm in separate executive sessions.

7.	Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

8.	Review all analyses prepared by management and the independent registered public accounting firm of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9.	Review with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

B.	Review of Documents and Reports

1.	Review and discuss with management and the independent registered public accounting firm the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent registered public accounting firm, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent registered public accounting firm and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.	Review and discuss with management and the independent registered public accounting firm earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

3.	Review the regular internal reports to management prepared by the internal auditors, if any, and management’s response thereto.

4.	Review reports from management, the internal auditors, if any, and the independent registered public accounting firm on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law and insider and related party transactions.

5.	Review with management and the independent registered public accounting firm any correspondence with regulators or government agencies, any employee complaints and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

7.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

8.	Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent registered public accounting firm.

C.	Engagement and Oversight of Independent Registered Public Accounting Firm

1.	Interview and retain the Company’s independent registered public accounting firm, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent registered public accounting firm.

2.	On an annual basis, the Committee shall evaluate the independent registered public accounting firm’s qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent registered public accounting firm to submit a report (which report shall be reviewed by the Committee) describing (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues and (c) all relationships the independent registered public accounting firm has with the Company and relevant third parties to determine the independent registered public accounting firm’s independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent registered public accounting firm, but also consulting, legal, information technology services and other professional services rendered by the independent registered public accounting firm and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board and shall approve in advance any non-audit services to be provided by the independent registered public accounting firm.

3.	Review on an annual basis the experience and qualifications of the senior members of the audit team. Discuss the knowledge and experience of the independent registered public accounting firm and the senior members of the audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent registered public accounting firm.

4.	Review the performance of the independent registered public accounting firm and terminate the independent registered public accounting firm when circumstances warrant.

5.	Establish and periodically review the Company’s hiring policies for employees or former employees of the independent registered public accounting firm.

6.	Review with the independent registered public accounting firm any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the independent registered public accounting firm and the Company’s response to that letter. Such review should include:

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)	any accounting adjustments that were proposed by the independent registered public accounting firm that were not agreed to by the Company;

(c)	communications between the independent registered public accounting firm and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

(d)	any changes required in the planned scope of the internal audit, if any; and

(e)	the responsibilities, budget and staffing of the Company’s internal audit function, if any.

7.	Communicate with the independent registered public accounting firm regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq may direct by rule or regulation.

8.	Periodically consult with the independent registered public accounting firm out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

9.	Oversee the independent registered public accounting firm relationship by discussing with the independent registered public accounting firm the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent registered public accounting firm has full access to the Committee (and the Board) to report on any and all appropriate matters.

10.	Discuss with the independent registered public accounting firm prior to the audit the general planning and staffing of the audit.

11.	Obtain a representation from the independent registered public accounting firm that Section 10A (Audit Requirements) of the Securities Exchange Act of 1934 has been followed.

D.	Internal Audit Control Matters

1.	Discuss with management policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

2.	Establish regular and separate systems of reporting to the Committee by each of management, the independent registered public accounting firm and the internal auditors, if any, regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

3.	Following completion of the annual audit, review separately with each of management, the independent registered public accounting firm and the internal auditors, if any, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

4.	Review with the independent registered public accounting firm, the internal auditors, if any, and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

5.	Advise the Board about the Company’s policies and procedures for compliance with applicable laws and regulations and the Company’s code(s) of conduct.

6.	Establish procedures for receipt and treatment of complaints and concerns regarding accounting, internal controls or auditing matters and anonymous submissions from employees and others regarding questionable accounting or auditing matters.

7.	Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls, if any.

8.	Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent registered public accounting firm for purposes of rendering the Company’s financial statements materially misleading.

9.	Take appropriate action in response to reports by counsel of any material violation of securities laws or breach of fiduciary duty or similar violation by the Company, as required by the rules and regulations of the SEC.

E.	Evaluation of Internal Auditors (if applicable)

In the event the Company or the Committee appoints internal auditors, the Committee shall have the following responsibilities:

1.	Review activities, organizational structure and qualifications of the internal auditors.

2.	Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

3.	Consider and review with management and the manager of internal auditing,:

(a)	significant findings during the year and management’s responses thereto;

(b)	any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors’ work or access to required information;

(c)	any changes required in the planned scope of the internal auditors’ audit plan;

(d)	the internal auditors’ budget and staffing; and

(e)	the internal auditors’ compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing, if applicable.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.

V. ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for review and approval, including information provided therewith, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI. INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other advisors or consultants.

VII. MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter shall be made available to any shareholder of the Company who requests it.